Exhibit 99.1

99 CENTS ONLY STORES REPORTS SECOND QUARTER AND THE FIRST HALF OF FISCAL 2015 RESULTS

Second Quarter Fiscal 2015 Highlights:

•                  Net sales increased by 5.8% to $458.2 million

•                  Same-store sales increased by 0.1%

•                  Adjusted EBITDA(1)  increased by 9.7% to $36.3 million

•                  Net income was $2.0 million versus $1.9 million in prior year

CITY OF COMMERCE, California — September 11, 2014 — 99 Cents Only Stores LLC (the “Company”) announced its financial results for the second quarter and first half of fiscal 2015 ended August 1, 2014. As previously announced, the Company changed its fiscal year from the Saturday closest to the end of March, to the Friday closest to the end of January, in order to be in line with its retail industry peers. As a result of the change in the Company’s fiscal year, the comparable interim prior year financial statements have been recast to conform to the new fiscal calendar.

Financial Results

For the second quarter of fiscal 2015, the Company’s net sales increased $25.1 million to $458.2 million, compared to $433.1 million in the second quarter of fiscal 2014. Same-store sales increased 0.1%, calculated on a comparable 13-week period of the prior year.  Net income was $2.0 million in the second quarter of fiscal 2015, compared to net income of $1.9 million for the second quarter of fiscal 2014.  Net income as a percentage of total sales was 0.4% for the second quarter of fiscal 2015 compared to net income of 0.4% for the second quarter of fiscal 2014.  Adjusted EBITDA was $36.3 million in the second quarter of fiscal 2015, compared to $33.1 million in the second quarter of fiscal 2014. Adjusted EBITDA margin was 7.9%, compared to 7.6% over the same period.

For the first half of fiscal 2015, the Company’s net sales increased $57.7 million, to $936.1 million, compared to $878.4 million in the first half of fiscal 2014. Same-store sales decreased 0.3%, calculated on a comparable 26-week period of the prior year.  Net income was $11.6 million in the first half of fiscal 2015, compared to net income of $2.8 million for the first half of fiscal 2014.  Net income as a percentage of total sales was 1.2% for the first half of fiscal 2015, compared to net income of 0.3% for the first half of fiscal 2014. Adjusted EBITDA was $82.0 million in the first half of fiscal 2015, compared to $76.7 million in the first half of fiscal 2014. Adjusted EBITDA margin was 8.8%, compared to 8.7% over the same period.

(1)         EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are financial measures that are considered “non-GAAP financial measures” under the Securities and Exchange Commission regulations.  The definitions of, an explanation of how and why the Company uses, and a reconciliation to the most directly comparable GAAP measure of, these non-GAAP measures are included in this press release.

“We have been focusing over the past year to position 99 Cents Only Stores for sustainable, long term growth. We are encouraged by the early results of our global sourcing, Go Taller, and other business optimization initiatives,” said Stéphane Gonthier, CEO of the Company.  “The short-term adverse impact of these initiatives, along with the impact of California’s drought on our ability to continually stock right-priced produce, has been a temporary drag on our overall results.  However, we are pleased by our same store sales during the quarter — despite these disruptions — as well as the positive customer feedback we are receiving on these programs. We look forward to continuing to realize the benefits of the ongoing implementation of our strategic growth plan.”

Store Openings

During the second quarter of fiscal 2015, the Company opened four net new stores.  As of the end of the second quarter of fiscal 2015, the Company operated 350 stores, an increase of 7.7% in store count over the end of the same period last year.

Change in Presentation of Financial Statements

In the first quarter of fiscal 2015, the Company changed the presentation of its financial statements to include receiving, distribution, warehouse costs and transportation to and from stores in its cost of sales.  Previously, these costs were included in selling, general and administrative expenses.  Depreciation expense related to these costs, which was historically included in selling, general and administrative expense, is now included in cost of sales.  Also, depreciation and amortization expense included in selling, general and administrative expense will no longer be presented separately.  Reclassifications of $24.4 million and $48.4 million from selling, general and administrative expense to cost of sales were made for the comparable second quarter of fiscal 2014 and first half of fiscal 2014, respectively, to conform to current year presentation.  This change does not change previously reported operating income or net income.

This change in presentation of financial statements was made in order to be in line with the Company’s peers in the retail industry.

CONFERENCE CALL DETAILS

The Company’s conference call to discuss its second quarter and first half of fiscal 2015 ended August 1, 2014 and the other matters described in this release is scheduled for Thursday, September 11, 2014 at 8:00 a.m. Pacific time (11:00 a.m. Eastern time).

The live Second Quarter Fiscal 2015 Earnings call can be accessed by dialing (888) 895-5479 from the U.S.A., or (847) 619-6250 from international locations, and entering confirmation code 38046965.  Please phone in approximately 9 minutes before the call is scheduled to begin and hold for an operator to assist you.  Please inform the operator that you are calling in for 99 Cents Only Stores’ Second Quarter Fiscal 2015 Earnings conference call, and be prepared to provide the operator with your name, company name, and position, if requested.  A telephone replay will be available approximately two hours after the call concludes and will be available through Thursday, September 25, 2014, by dialing (888) 843-7419 from the U.S.A., or (630) 652-3042 from international locations, and entering confirmation code 38046965#.

A copy of this earnings release and any other financial and statistical information about the period to be presented in the conference call will be available prior to the call at the section of the Company’s website entitled “Investor Relations” at www.99only.com.

Non-GAAP Financial Measures

The Company defines EBITDA as net income before interest expense (income) and other financial costs, income taxes, depreciation and amortization.  Adjusted EBITDA is defined as EBITDA for the relevant period as adjusted by the following amounts: non-cash adjustments to reserve balances, stock-based compensation, fees and expenses related to the Merger (as defined below), legal settlements, non-ordinary course store closures, and other non-cash or one-time items.  Adjusted EBITDA margin is Adjusted EBITDA divided by total sales.  Adjusted EBITDA and Adjusted EBITDA margin as presented herein, are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, generally accepted accounting principles in the United States of America (“GAAP”).  The Company’s management uses EBITDA, Adjusted EBITDA and Adjusted EBITDA margin to assess its performance and that of its competitors.  In addition, Adjusted EBITDA is used to determine the Company’s compliance and ability to take certain actions under the covenants contained in the Company’s debt instruments.  EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not measures of the Company’s financial performance under GAAP and should not be considered in isolation or as alternatives to net income, operating income or any other performance measures derived in accordance with GAAP, as measures of operating performance or operating cash flows or as measures of liquidity.

Merger and Conversion to LLC

On January 13, 2012, 99¢ Only Stores was acquired by affiliates of Ares Management LLC, Canada Pension Plan Investment Board and the Gold-Schiffer family.  The acquisition is referred to as the “Merger.” Effective October 18, 2013, 99¢ Only Stores converted from a California corporation to a California limited liability company, 99 Cents Only Stores LLC.  The term the “Company” refers to 99¢ Only Stores and its consolidated subsidiaries prior to the conversion date and to 99 Cents Only Stores LLC and its consolidated subsidiaries on or after the conversion date.

Founded in 1982, the Company operates 354 extreme value retail stores with 252 in California, 48 in Texas, 35 in Arizona and 19 in Nevada as of September 11, 2014. The Company is an extreme value retailer of consumable and general merchandise and seasonal products.   For more information, visit www.99only.com.

For further information:

Christopher A. Laurence

Interim Chief Financial Officer, Treasurer and Secretary

(323) 881-1293

chris.laurence@99only.com

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the Second Quarter Ended
	August 1, 2014	July 27, 2013
	(In thousands)
	(Unaudited)

Net income	$2,039	$1,870
Interest expense, net	15,467	14,748
Provision for income taxes	1,151	1,067
Depreciation and amortization	13,109	15,872
EBITDA	$31,766	$33,557
Accrual adjustments (a)	—	(188)
Stock-based compensation (b)	739	(1,670)
Texas lease termination costs (c)	—	(564)
Purchase accounting effect on leases (d)	406	373
Executive related expenses (e)	—	31
Other (f)	3,401	1,557
Adjusted EBITDA	$36,312	$33,096

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents expenses (credits) related to the non-ordinary course termination of leases for stores previously closed in Texas.

(d)         Represents purchase accounting effect on rent revenue and rent expense.

(e)          Represents executive relocation and other expenses.

(f)           Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (d) for fiscal 2015, severance charges, signing and retention bonuses, legal reserve adjustments and other; and (e) for fiscal 2014, inventory project related expenses.

The following tables reconcile EBITDA and Adjusted EBITDA to net income for the periods indicated:

	For the First Half Ended
	August 1, 2014	July 27, 2013
	(In thousands)
	(Unaudited)

Net income	$11,614	$2,767
Interest expense, net	30,896	29,730
Provision (benefit) for income taxes	7,491	(2,288)
Depreciation and amortization	25,740	31,346
EBITDA	$75,741	$61,555
Accrual adjustments (a)	—	51
Stock-based compensation (b)	1,402	(1,724)
Workers’ compensation adjustments (c)	—	4,675
Texas lease termination costs (d)	—	(513)
Purchase accounting effect on leases (e)	870	710
CEO and other executive related expenses (f)	—	(1,638)
Impairment of asset held for sale (g)	—	515
Inventory adjustments (h)	—	10,671
Other (i)	3,964	2,434
Adjusted EBITDA	$81,977	$76,736

(a)         Represents non-cash adjustments to reserve balances related to merchandise accruals.

(b)         Represents stock-based compensation expense (credit) incurred in connection with various stock-based compensation plans in which certain Company employees have participated.

(c)          Represents workers’ compensation accrual adjustments.

(d)         Represents expenses (credits) related to the non-ordinary course termination of leases for stores previously closed in Texas.

(e)          Represents purchase accounting effect on rent revenue and rent expense.

(f)           Represents expenses (credits) related to severance for former executives, legal fees related to separation agreements and other executive related expenses.

(g)          Represents charges related to impairment of an asset held for sale.

(h)         Represents charges related to excess and obsolescence reserve and first-in, first-out price adjustment.

(i)             Represents the following non-cash or other charges and income: (a) for all periods, amortization of gain related to sale-leaseback arrangements; (b) for all periods, net gain/loss on the sale of non-core assets; (c) for all periods, real estate related fees; (d) for fiscal 2015, severance charges, signing and retention bonuses, legal reserve adjustments and other; and (e) for fiscal 2014, restatement fees and inventory project related expenses.

99 CENTS ONLY STORES LLC

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

	August 1, 2014	January 31, 2014
	(Unaudited)
ASSETS
Current Assets:
Cash	$15,644	$34,842
Accounts receivable, net of allowance for doubtful accounts of $128 and $107 at August 1, 2014 and January 31, 2014, respectively	1,691	1,793
Income taxes receivable	2,794	4,498
Deferred income taxes	46,953	46,953
Inventories, net	251,800	206,244
Assets held for sale	1,680	1,680
Other	16,403	18,190

Total current assets	336,965	314,200
Property and equipment, net	529,864	485,046
Deferred financing costs, net	16,982	18,526
Intangible assets, net	463,323	466,311
Goodwill	479,745	479,745
Deposits and other assets	7,541	6,406

Total assets	$1,834,420	$1,770,234

LIABILITIES AND MEMBER’S EQUITY
Current Liabilities:
Accounts payable	$106,494	$71,057
Payroll and payroll-related	19,313	24,461
Sales tax	5,891	5,522
Other accrued expenses	39,237	36,690
Workers’ compensation	71,501	73,918
Current portion of long-term debt	6,138	6,138
Current portion of capital lease obligation	91	88

Total current liabilities	248,665	217,874
Long-term debt, net of current portion	846,817	849,252
Unfavorable lease commitments, net	9,943	11,718
Deferred rent	16,000	13,188
Deferred compensation liability	1,195	1,142
Capital lease obligation, net of current portion	150	197
Long-term deferred income taxes	171,723	171,573
Other liabilities	27,676	6,203

Total liabilities	1,322,169	1,271,147

Commitments and contingencies
Member’s Equity:
Member units — 100 units issued and outstanding at August 1, 2014 and January 31, 2014	547,691	546,365
Investment in Number Holdings, Inc. preferred stock	(19,200)	(19,200)
Accumulated deficit	(15,073)	(26,687)
Other comprehensive loss	(1,167)	(1,391)

Total equity	512,251	499,087

Total liabilities and equity	$1,834,420	$1,770,234

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF INCOME

(In thousands)

(Unaudited)

	For the Second Quarter Ended		For the First Half Ended
	August 1, 2014	July 27, 2013	August 1, 2014	July 27, 2013
Net Sales:
99¢ Only Stores	$447,420	$420,826	$912,689	$853,247
Bargain Wholesale	10,787	12,321	23,415	25,115
Total sales	458,207	433,147	936,104	878,362
Cost of sales	310,453	290,237	631,224	598,702
Gross profit	147,754	142,910	304,880	279,660
Selling, general and administrative expenses	129,097	125,225	254,879	249,447
Operating income	18,657	17,685	50,001	30,213

Other (income) expense:
Interest income	—	(10)	—	(64)
Interest expense	15,467	14,758	30,896	29,794
Other	—	—	—	4
Total other expense, net	15,467	14,748	30,896	29,734
Income before provision for income taxes	3,190	2,937	19,105	479
Provision (benefit) for income taxes	1,151	1,067	7,491	(2,288)
Net income	$2,039	$1,870	$11,614	$2,767

99 CENTS ONLY STORES LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	For the First Half Ended
	August 1, 2014	July 27, 2013

Cash flows from operating activities:
Net income	$11,614	$2,767
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	24,846	30,461
Amortization of deferred financing costs and accretion of OID	2,178	2,205
Amortization of intangible assets	894	885
Amortization of favorable/unfavorable leases, net	329	198
(Gain) loss on disposal of fixed assets	(32)	261
Loss (gain) on interest rate hedge	683	(449)
Long-lived assets impairment	—	515
Deferred income taxes	—	(27,252)
Stock-based compensation	1,402	(1,724)

Changes in assets and liabilities associated with operating activities:
Accounts receivable	102	(187)
Inventories	(45,556)	25,206
Deposits and other assets	795	(9,545)
Accounts payable	33,663	2,925
Accrued expenses	(2,232)	(7,873)
Accrued workers’ compensation	(2,417)	1,425
Income taxes	1,704	19,245
Deferred rent	2,812	2,748
Other long-term liabilities	(3,377)	3,578

Net cash provided by operating activities	27,408	45,389

Cash flows from investing activities:
Purchases of property and equipment	(43,866)	(34,878)
Proceeds from sale of property and fixed assets	27	15

Net cash used in investing activities	(43,839)	(34,863)

Cash flows from financing activities:
Payment of debt	(3,069)	(5,948)
Payments of capital lease obligation	(44)	(41)
Payments to repurchase stock options of Number Holdings, Inc.	(76)	—
Bank overdraft	422	—

Net cash used in financing activities	(2,767)	(5,989)

Net (decrease) increase in cash	(19,198)	4,537
Cash - beginning of period	34,842	45,053

Cash - end of period	$15,644	$49,590

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Safe Harbor Statement

The Company has included statements in this release that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act, as amended, and Section 27A of the Securities Act of 1933, as amended. As a general matter, forward-looking statements are those focused on future or anticipated events or trends, expectations and beliefs including, among other things, (a) trends affecting the financial condition or results of operations of the Company and (b) the business and growth strategies of the Company (including the Company’s store opening growth rate) that are not historical in nature.  Such statements are intended to be identified by using words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “project,” “plan” and similar expressions in connection with any discussion of future operating or financial performance. Any forward-looking statements are and will be based upon the Company’s then-current expectations, estimates and assumptions regarding future events and are applicable only as of the dates of such statements. Readers are cautioned not to put undue reliance on such forward-looking statements. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those projected in this release for the reasons, among others, discussed in the reports and other documents the Company files from time to time with the Securities and Exchange Commission, the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections contained in the Company’s Transition Report on Form 10-K for the fiscal year ended January 31, 2014. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.